As filed with the Securities and Exchange Commission on February 21, 2008
                                              Registration No. 333-147030

                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                              Amendment No. 2to

                                  FORM SB-2/A
                                 on Form S-1/A

                             Registration Statement
                        Under the Securities Act of 1934
             -------------------------------------------------------

                               IVPSA CORPORATION
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                      3841              41-2242019
-------------------------------  -----------------    -----------------
(State or other Jurisdiction of  (Primary Standard    (I.R.S. Employer
Incorporation or Organization)        Industrial      Identification No.)
                                   Classification
                                        Number)

            2235 E. Flamingo, Suite 114, Las Vegas, NV        89119
          ----------------------------------------------   -----------
            (Address of Principal Executive Offices)       (Zip Code)

                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963

Approximate date of proposed commencement of sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

-----------------------------------------------------------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                       Calculation of Registration Fee

=============================================================================
TITLE OF EACH                        PROPOSED     PROPOSED
CLASS OF                             MAXIMUM      MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           RESISTERED      SHARE(1)     PRICE(1)      FEE
Common stock
$0.001 par value     3,371,675(1)    $0.02(2)     $ 67,443.50   $ 2.65
                   ---------------------------------------------------------
TOTAL                3,371,675       N/A          $ 67,443.50   $ 2.65
============================================================================

(1) Represents common shares currently outstanding to be sold by the selling security holders.

(2) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown.
Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.02 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-----------------------------------------------------------------------------
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ________, 2008

                              IVPSA Corporation

             3,371,675 shares of common stock held by stockholders

This prospectus relates to the resale by certain selling security holders of the Company of up to 3,371,675 shares of common stock, referred to as selling securityholders throughout this document. Upon the effectiveness of this prospectus: the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution."

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Each of the selling stockholders are be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of October 25, 2007, we have 10,873,750 common shares issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration statement becomes effective, we expect to have a broker dealer file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. The shares of our common stock can be sold by the Selling Shareholders for the duration of this offering at a fixed price of $
0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree of risk.

             SEE SECTION TITLED "RISK FACTORS" ON PAGE 6.
             --------------------------------------------

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The Date of This Prospectus Is:  [date]

                               TABLE OF CONTENTS
                               -----------------
                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 3
THE OFFERING. .......................................................... 3
SUMMARY FINANCIAL INFORMATION........................................... 4
RISK FACTORS............................................................ 5
RISK FACTORS RELATING TO OUR COMPANY.................................... 5
RISK FACTORS RELATING TO OUR COMMON SHARES..............................14
CAPITALIZATION .........................................................18
FORWARD-LOOKING STATEMENTS..............................................19
OFFERING INFORMATION....................................................19
USE OF PROCEEDS.........................................................19
DETERMINATIN OF THE OFFERING PRICE......................................19
DILUTION................................................................19
DESCRIPTION OF BUSINESS.................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............27
LEGAL PROCEEDINGS.......................................................30
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............30
EXECUTIVE COMPENSATION..................................................32
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........34
CERTAIN RELATINSHIPS AND RELATED TRANSACTIONS...........................36
PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS...........................37
DIVIDEND POLICY.........................................................43
SHARE CAPITAL ..........................................................44
LEGAL MATTERS...........................................................46
EXPERTS.................................................................47
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................47
WHERE YOU CAN FIND MORE INFORMATION.....................................48
FINANCIAL STATEMENTS....................................................49

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................II-2
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-4
POWER OF ATTORNEY.....................................................II-6
SIGNATURES............................................................II-6

                               Prospectus Summary
                               ------------------

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

The Company was organized August 14, 2006 (Date of Inception) under the laws of the State of Nevada, as IVPSA Corporation. The Company was incorporated as a subsidiary of Eaton Laboratories, Inc., ("Eaton"), a Nevada corporation. The Company is a developmental medical device company which plans to produce medical devices, utilizing the outside contract manufacturing facilities.
The Company has signed one option agreement to investigate and conduct due diligence for a medical device.

Eaton Laboratories. IVPSA's parent corporation set October 30, 2006 to spin off its wholly-owned subsidiary, IVPSA Corporation.

On November 1, 2006, the record shareholders of Eaton received one (1) unregistered common share, par value $0.001, of IVPSA Corporation common stock for every share of Eaton Laboratories common stock owned. All shares issued by the Company were issued under Section 4(2) of the Securities Act of 1933. The IVPSA Corporation stock dividend was be based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date.

Eaton retained no ownership in IVPSA Corporation following the spin off. Further, IVPSA Corporation is no longer a subsidiary of Eaton. At the time of spin off, all of the medical device operations of Eaton Laboratories were transferred into IVPSA Corporation.


                                    The Offering
                                    ------------

Securities Being Offered Up to 3,371,675 shares of our common stock.

Offering Price           The offering price of the common stock is $0.02
                         per share.  We intend to apply to the NASD Over-the-
                         Counter Bulletin Board electronic quotation service to allow the trading of our common stock after this prospectus is declared effective by the U. S.
                         Securities and Exchange Commission. If our common stock becomes so traded and at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Securities Issued        10,873,750 shares of our common stock are issued
                         and outstanding as of the date of this prospectus.
                         All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.

Distribution Ratio       Eaton distributed to Eaton stockholders an
                         aggregate of approximately 10,873,750 shares of Common Stock of IVPSA, based on 10,873,750
                         Eaton shares outstanding on the record date.
                         Therefore, for every one share of Eaton common stock that you owned of record on October 30, 2006, you received one share of IVPSA Corporation
                         Common Stock.

Use of proceeds          We will not receive any proceeds from the sale of
                         The common stock by the selling shareholders.

Risk Factors             See "Risk Factors" and the other information in this
                         prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

OTC/BB symbol            Not applicable




                            Summary Financial Information
                            -----------------------------


Summary Operating Information


                                   For quarter ended     For fiscal year ended
                                    November 30, 2007       August 31, 2007
                                      unaudited                 audited
                                    -----------------     -------------------
Revenue                                $        -              $          -
Net Income (Loss)                           5,000              $    (36,430)

Weighted Average number of common
shares outstanding and fully diluted   10,873,750                10,873,750
                                       ==========              ============

Net Income (Loss) per share -
basic and fully diluted              $    (0.00)               $      (0.00)
                                     ============              =============

Balance sheet data:
                                  November 30, 2007          August 31, 2007
                                      unaudited                   audited
                                    --------------        ------------------
Working Capital                       $        0               $          0
Total Assets                          $        0               $          0
Stockholders' Equity                  $        0               $          0


                                 RISK FACTORS
                                 ------------

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Selling shareholders should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

YOU SHOULD READ THE FOLLOWING RISK FACTORS CAREFULLY BEFORE PURCHASING OUR
                               COMMON STOCK.


                      RISK FACTORS RELATING TO OUR COMPANY
                      ------------------------------------

1. Since we are a development stage medical device company, we have generated no revenues, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our company was incorporated on August 14, 2006, we are a spin off of Eaton Laboratories, which was incorporated February 2, 2000; we have realized no revenues. We have no solid operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this distribution.


2. If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this registration statement, at November 30, 2007 we had no working capital. We had a net loss of approximately $(44,934) for the period August 14, 2006 (inception) to November 30, 2007.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period August 14, 2006 (inception) to August 31, 2007 and in their interim report ending November 30, 2007. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

3.  We expect losses in the future because we have little revenue.

We have generated no revenues, we are expect losses over the next twelve (12) months since we have no revenues to offset the expenses associated in executing our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide selling shareholders with no assurance that we will generate any operating revenues or ever achieve profitable operations.


4. IVPSA has no operating history as an independent public company and may be unable to operate profitably as a stand-alone company.

Although Eaton Laboratories has operated as a reporting public company since 2005 and has been working on the development of generic pharmaceutical formulations, IVPSA Corporation does not have an operating history as an independent public company. Eaton Laboratories had no revenues up to the time of the spin off. Historically, since the businesses that comprise each of IVPSA and Eaton have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. After the Distribution, IVPSA Corporation will be an independent company, unable to rely on Eaton Laboratories. Following the Distribution, IVPSA Corporation will maintain its own credit and banking relationships and perform its own financial and investor relations functions. IVPSA may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as fully reporting independent public company, and the development of such structure will require a significant amount of management's time and other resources.


5. Since our officer does not devote his full time to the Company, his other activities could slow down our operations.

T. J. Jesky, our sole officer does not devote all of his time to our operations. He is semi-retired and devotes his time to his family and personal activities. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his involvement in other activities. His other activities will prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

T. J. Jesky, the President and Director of the company, currently devotes approximately 5-10 hours per week to company matters. The responsibility of developing the company's business, and fulfilling the reporting requirements of a public company all fall upon Mr. Jesky. Mr. Jesky was the former President of Eaton Laboratories, the Company that spun off IVPSA Corporation. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. Mr. Jesky intends to limit his role in his other activities and devote more of his time to IVPSA Corporation after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event he is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

6. Our sole officer, Mr. T. J. Jesky, has no prior experience in running a medical device company.

Our sole executive officer has no experience in operating a medical device company prior to IVPSA Corporation Mr. Jesky did serve as President of Eaton Laboratories from February 2, 2000 (inception) until March 2007. Due to his lack of experience in running a medical device company, our executive officer may make wrong decisions and choices regarding key decisions on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry.


7. If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

As of August 31, 2007, we had no working cash nor equivalents. We need at least five hundred dollars ($500,000) in order to obtain FDA (Food and Drug Administration) approval to market our potential medical device. We determined that $500,000 is needed for: 1) engineering design and specifications of the medical device; 2) production of the medical devise; 3) FDA application process; 4) conducting the necessary FDA studies; and 5) producing a working inventory of the medical device.

The company has yet to find sourcing for this endeavor. The Company has initial plans to develop a catheter medical device. The regulatory requirements of the FDA will be capital intensive, this project will also require a larger working capital basis to maintain adequate inventories of the approved product. This need for additional funds will be derived from future stock offerings. These future offerings could significantly dilute the value of any previous investor's investment. If and when FDA approval can be obtained for this product, the Company will be required to produce product for distribution. The company anticipates that its budge for $500,000 will include retail inventory of the medical device.

There are no guarantees given that the Company will be able to find the necessary financing or the necessary financing will be available, if required or if available, will be on terms and conditions satisfactory to management. The above outlined capital problems which could significantly affect the value of any Common Shares and could result in the loss of an investor's entire investment.

8. We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

9. We may not be able to compete with larger medical device companies, the majority of whom have greater resources and experience than we do.

The Company has no way of knowing that other companies may be working on bringing the same medical device into the market. In order to obtain FDA approval to market a medical device, it can take almost a twelve (12) to eighteen (18) months to obtain approval from the FDA. And, there is no way to know if someone else has submitted similar paperwork beforehand. Therefore, there is always a possibility that similar medical device may enter the market before our licensed product.

Many of the Company's competitors are significantly larger and have substantially greater financial, distribution, marketing and other resources and have achieved better recognition for their brand names for product lines or certain products than the Company. There is no assurance that the Company will be able to compete successfully against present or future competitors or that competitive pressures faced by the Company will not have a material adverse effect on the Company.

10. If we receive regulatory approval we will also be subject to ongoing FDA obligation and continued regulatory review.

Any regulatory approvals that we receive for our products may also be subject to limitations on the indicated uses for which the product may be marketed or contain requirements for potentially costly post-marketing follow-up studies. In addition we or our third party manufacturers may be required to undergo a pre-approval inspection of manufacturing facilities by the FDA and foreign authorities before obtaining marketing approval and will be subject to periodic inspection by the FDA and corresponding foreign regulatory authorities under reciprocal agreements with the FDA. Such inspections may result in compliance issues that could prevent or delay marketing approval or require the expenditure of money or other resources to correct noncompliance.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, our collaborators, or us, including requiring withdrawal of the product from the market. Our product candidates will also be subject to ongoing FDA requirements for the labeling, packaging, storage, advertising, promotion, record-keeping, and submission of safety and other post-market information on the drug. If our product candidates fail to comply with applicable regulatory requirements, a regulatory agency may:

     o    issue warning letters;

     o    impose civil or criminal penalties;

     o    withdraw regulatory approval;

     o    suspend any ongoing clinical trials;

     o refuse to approve pending applications or supplements to approved applications filed by us or our collaborators;

     o impose restrictions on operations, including costly new manufacturing requirements; or

     o    seize or detain products or require a product recall.

If we fail to comply with applicable domestic regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions, and criminal prosecution.

11. We face the risk of not being able to comply with each of the steps in the FDA pre-marketing approval process.

If we are successfully in raising the required funds to develop our first medical device, there are no assurances that we can comply with the required steps in the FDA pre-marketing approval process. This includes compiling studies accepted by FDA to their satisfaction. Failure to do so, would result in compiling new studies at an added expense to the Company. We may not have the required funds to repeat FDA compliance studies. This would mean we would either need to seek more funding or close our business operations.

12.  The FDA approval process can be very lengthy and uncertain

Upon the completion of the required testing, analysis of the testing, and producing an actual manufacturing lot of the product, the Company will be ready to submit an Application to the FDA for their review and comment. We expect this process could take eleven months after we obtain funding, just to produce the required data for a Submission Application. Once the Application is received by the FDA, they have 180 days to respond to an Application. At that time, based on the data provide, they will most likely comment on the Application in that they will require clarification or more data. We expect the FDA approval process to last between 10-12 months. If the FDA requires additional data following the review of our Application, this will require additional expense and loss of time to bring our product to the market.
There exists an uncertainty on how long the actual FDA approval process will taken, as they may require additional information. This uncertainty can adversely effect when we can bring the final product to the marketplace.

13. To be successful, medical device(s) must be accepted by health care professionals, who can be very slow to adopt or unreceptive to new technologies and products.

Our future medical devices, if approved for marketing, may not achieve market acceptance since hospitals, physicians, patients or the medical community in general may decide to not accept and utilize these products. The product candidates that we are attempting to develop represent substantial departures from established treatment methods and will compete with a number of more conventional drugs and therapies manufactured and marketed by major medical device companies. The degree of market acceptance of any of our developed products will depend on a number of factors, including:

     o our establishment and demonstration to the medical community of the clinical efficacy and safety of our product candidates;

     o our ability to create products that are superior to alternatives currently on the market, including in terms of pricing and cost-effectiveness, relative convenience, and ease of administration;

     o    the prevalence and severity of adverse side effects; and

     o our ability to establish in the medical community the potential advantage of our treatments over alternative treatment methods.

If the health care community does not accept our products for any of the foregoing reasons, our revenues from the sale of any approved product would be significantly reduced.

14. If we are unable to obtain and maintain patent and other intellectual property ownership rights relating to the development medical devices, then we may not be able to sell any medical devices, which would have a material adverse impact on our results of operations and the price of our common stock.

We currently do not own any right, title or interest in any patent application for any medical device. If in the future we do file a patent application, there are no assurances that it will not be successfully challenged or circumvented by competitors or others. We have no assurance that the United States Patent and Trademark Office will issue the Patent or that the scope of any claims granted in an issued patent will provide broad protection or a competitive advantage to us. If the Patent fails to issue in sufficient scope or at all, or if the patent issues but we fail to maintain and enforce our rights in the issued patent, or if we fail to maintain and protect our rights in our other intellectual property, including our know-how, trade secrets and trademarks, such failures, individually and in the aggregate, could have a material adverse effect upon our business prospects, financial condition and results of operations. If such patents issue, they will be presumed valid, but there is no assurance that they will not be successfully challenged or circumvented by competitors or others.

We also rely upon trade secrets and other unpatented proprietary technology. No assurance can be given that we can meaningfully protect our rights with regard to such unpatented proprietary technology or that competitors will not duplicate or independently develop substantially equivalent technology.


15. The reimbursement status of newly approved healthcare products and treatments is no established and failure to obtain adequate reimbursement could limit our ability to market any products we may develop.

Our ability to commercialize our product candidates in domestic markets successfully will depend in part on the extent to which governmental authorities, private health insurers, managed care programs, and other organizations establish appropriate coverage and reimbursement levels for the cost of our products and related treatments. There is significant uncertainty related to the reimbursement of newly approved medical devices. Third party payors are increasingly attempting to contain healthcare costs and challenging the prices charged for medical products and services, both by limiting coverage and by reducing the level of reimbursement for medical devices. For example, the trend toward managed health care in the United States, which could significantly influence the purchase of health care services and products, as well as legislative proposals to reform health care or reduce government insurance programs, may result in lower prices for our product candidates or exclusion of our product candidates from coverage and reimbursement programs. If third parties fail to provide adequate reimbursement for our products, consumers and health care providers may choose not to use our products, which could significantly reduce our revenues from the sale of any approved product and prevent us from realizing an acceptable return on our investment in product development.


16. We have no commercial production capability and we may encounter production problems or delays, which could result in lower revenues.

To date, we have not produced any product. To achieve anticipated customer demand levels we will need to find suppliers who can contract manufacturer the products for us and provide us with adequate levels of inventory. Our contract manufacturers may not be able to maintain acceptable quality standards. If we cannot achieve the required level and quality of production, we may need to outsource production or rely on licensing and other arrangements with third parties. We may not be able to successfully outsource our production or enter into licensing or other arrangements under acceptable terms with these third parties, which could adversely affect our business. Our inability to identify potential manufacturers, or to enter into or maintain agreements with them on acceptable terms, could delay or prevent the commercialization of our products, which would adversely affect our ability to generate revenues and could prevent us from achieving or maintaining profitability. In addition reliance on third-party manufacturers could reduce our gross margins and expose us to the risks inherent in relying on others. We may also encounter problems with production yields, shortages of qualified personnel, production costs, and the development of advanced manufacturing techniques and process controls.

17. We will be required to comply with Good Manufacturing Requirements, and our failure to do so may subject us to fines and other penalties.

We, or our other third party manufacturers of our products must comply with current good manufacturing practice, or cGMP, requirements demanded by customers and enforced by the FDA through its facilities inspection program.

These requirements include quality control, quality assurance, and the maintenance of records and documentation. We, our collaborators, or other third party manufacturers of our products may be unable to comply with these cGMP requirements and with other FDA, state, and foreign regulatory requirements. These requirements may change over time and we, or third party manufacturers, may be unable to comply with the revised requirements. A failure to comply with these requirements may result in fines and civil penalties, suspension of production, suspension or delay in product approval, product seizure or recall, or withdrawal of product approval. If the safety of any quantities supplied by third-parties is compromised due to their failure to adhere to applicable laws or for other reasons, we may not be able to obtain regulatory approval for, or successfully commercialize, product candidates that we may develop.

18. We may incur substantial liabilities from any product liability claims, including claims made against third parties we have agreed to indemnify.

We face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials, and will face an even greater risk if we sell our product candidates commercially. An individual may bring a liability claim against us if one of our product candidates causes, or merely appears to have caused, an adverse effect or injury. These risks will exist even for products developed that may be cleared for commercial sale. If we cannot successfully defend ourselves against any product liability claims, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in any one or a combination of the following:

     o    injury to our reputation;

     o    withdrawal of clinical trial participants;

     o    costs of related litigation;

     o    substantial monetary awards to patients or other claimants;

     o    decreased demand for our product candidates;

     o    loss of revenues; and

     o    the inability to commercialize our product candidates.

We intend to secure limited product liability insurance coverage, but we may not be able to obtain such insurance on acceptable terms with adequate coverage, or at reasonable or affordable costs. The amount of insurance coverage we obtain may not be adequate to protect us from all liabilities. We may not have sufficient resources to pay for any liabilities resulting from a claim beyond the limit of, or excluded from, our insurance coverage.


19. Our exclusive option agreement with the Cleveland Clinic is scheduled to expire on March 26, 2008.

We have entered into an exclusive option agreement with the Cleveland Clinic to develop a medical device. This option agreement is due to expire on March 26, 2008. This option may be terminated by either party at any time prior to the expiration of the option period, by providing thirty (30) days written notice of same to the non-terminating party. If we are unable to renew this agreement, we would have no rights to any technology to develop products. This option is not automatically renewable. If at the termination of this Agreement, the Cleveland Clinic does not allow us to renew this option agreement or covert this agreement into a licensing agreement, we will lose our total investment and the time devoted to the development of the catheter developed by a physician at the Cleveland Clinic. This is a substantial risk to the Company. Unless we can identify a replacement product(s), such as another medical device or another business strategy, we would need to close our business operations.

20. Our sole officer/director and largest shareholder own a controlling interest in our voting stock and selling shareholders will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our sole officer/director and our second largest stockholder, in the aggregate, beneficially own approximately or have the right to vote approximately 68.9% of our outstanding common stock. As a result, these two stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

                     RISKS RELATING TO OUR COMMON SHARES
                     -----------------------------------

21. We may, in the future, issue additional common shares, which would reduce selling shareholders' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our selling shareholders, and might have an adverse effect on any trading market for our common stock.

22. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for selling shareholders to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

23. Our stock is subject Blue Sky restrictions, which means you may offer and sell the Shares covered by this prospectus only in those States in the United States where exemptions from registration under State securities laws are available.

The selling shareholders named in this prospectus may offer and sell the Shares covered by this prospectus only in States in the United States where exemptions from registration under State securities laws are available. We anticipate obtaining an exemption, known as the "manual exemption," in certain States where such exemption is available. Generally, the manual exemption is available to issuers that maintain an up-to-date listing that includes certain information about the issuer in a recognized securities manual. Some of the States that provide the manual exemption include:
Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, the District of Columbia, Florida, Guam, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, South Dakota, Texas, U.S. Virgin Islands, Utah, Washington, West Virginia, and Wyoming. Each State's law is different. Some of the States provide a general exemption for issuers' securities that are listed in a "recognized securities manual" (or similar language) while other States have provisions that name the recognized securities manuals that qualify an issuer for the exemption in that State.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales. When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

24. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between IVPSA Corporation or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this distribution. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

The Company's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, announcements of technological innovations or new solutions by the Company or its competitors, general conditions in medical device industry, and other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced price and volume fluctuations, which have affected the market price for many companies in industries similar or related to that of the Company, which have been unrelated to the operating performance of these companies. These market fluctuations may have a material adverse eject on the market price of the Company's common stock if it ever becomes tradable.


25. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

26. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.


27. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for selling shareholders to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                               Capitalization
                               --------------

The following table sets forth, as of August 31, 2007 and November 30, 2007, the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.


                                             (unaudited)      (audited)
                                             November 30,     August 31,
                                                 2007           2007
                                              ----------    -------------
Liabilities and Stockholders' Equity

Stockholders' equity:
   Preferred stock, $0.001 par value,
     5,000,000 shares authorized,
     none issued                                        -              -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, 10,873,750 shares
     and 10,873,750 issued and outstanding
     as of 11/30/07 and 8/31/07 respectfully       10,873         10,873
   Additional paid-in capital                      34,061         28,061
   (Deficit) accumulated during development
    stage                                         (44,934)       (38,934)
                                              -----------   -------------
                                                        -   $          -
                                              ===========   ============



Forward-Looking Statements
--------------------------

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of IVPSA Corporation, and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Selling Shareholders should understand that the factors described below, in addition to those discussed elsewhere in this document could affect IVPSA's future results and could cause those results to differ materially from those expressed in such forward looking statements.

Offering Information
--------------------

This prospectus relates to the following:

The resale by certain selling security holders of the Company of up to 3,371,675 shares of common stock in connection with the resale of shares of common stock issued by us in private placements transactions were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act promulgated thereunder as a transaction involving a public offering. The selling shareholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the "Exchange Act"). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                             Description of Business
                             -----------------------

Corporate History
-----------------

The Company was organized August 14, 2006 (Date of Inception) under the laws of the State of Nevada, as IVPSA Corporation. The Company was incorporated as a subsidiary of Eaton Laboratories, Inc., ("Eaton"), a Nevada corporation.

On November 1, 2006, the record shareholders of Eaton received one (1) unregistered common share, par value $0.001, of IVPSA Corporation common stock for every share of Eaton Laboratories common stock owned. The IVPSA Corporation stock dividend was be based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date. Eaton retained no ownership in IVPSA Corporation following the spin off. Further, IVPSA Corporation is no longer a subsidiary of Eaton. Eaton had received offers to explore the development of medical devices. This included the exclusive option agreement from the Cleveland Clinic for a medical device, which IVPSA subsequently entered into. Since management believed medical devices and pharmaceutical development were not compatible, and each entity needed its own funding to proceed, management decided to spin off IVPSA, whereby IVPSA would take over the medical device opportunities of Eaton Laboratories. The medical device opportunities, included: industry contacts, offers to explore and market new market medical devices as well as acquisition opportunities. This information was acquired by IVPSA Corporation through its past parent corporation, Eaton Laboratories over the past six years. These industry leads, contacts and relationships took years to acquire.

IVPSA Business Plan
-------------------

IVPSA Corporation is a developmental medical device company which plans to produce medical devices, utilizing the services contract manufacturing facilities. We do not have the resources to conduct any required clinical trails to obtain FDA approval. Therefore, we plan to outsource this task to third parties who have the facilities to conduct any required clinical trials.

We also plan to subcontract the manufacturing and production process of any future medical device to a FDA approved contract manufacturing facility which can produce sterile medical devices under Good Manufacturing Practices. The company plans to distribute its product(s) into the marketplace through medical supply wholesalers, hospitals and health maintenance organizations.

Exclusive Option Agreement
--------------------------

IVPSA entered into an "Exclusive Option Agreement" with the Cleveland Clinic, Cleveland, Ohio, on March 15, 2007 to investigate and conduct due diligence with respect to the commercial viability of the licensable technology prior to executing a formal License Agreement. The technology consists of a central line catheter with the ability to access the jugular bulb. The jugular bulb is part of the internal jugular vein that collects the blood from the brain, from the superficial parts of the face, and from the neck. This catheter was invented by a physician at the Cleveland Clinic. The Company paid the Cleveland Clinic, a nonrefundable fee of $36,000 for this exclusive option agreement. The agreement terminates in March, 2008, or it can terminate upon a material breach of either party, whereby the defaulting party has 30 days
to cure to avoid the breach.   Further, either party may terminate this
agreement at any time prior to the expiration of the option period, by providing thirty (30) days written notice of same to the non-terminating party. Prior to the termination of this agreement, IVPSA must either renew this option agreement or enter into a licensing agreement with the Cleveland Clinic. Failure to do so, will result in a loss of this Exclusive Option Agreement, and a loss of time, money, and resources expended on this project.

Central line catheter product
-----------------------------

Most patients in the neuro critical care setting as well as patients undergoing neurovascular procedures receive a central line catheter. Jugular bulb oxygen saturation monitoring is a well established method used in neurosurgical intensive care, particularly in context of head injury.
Jugular Bulb Saturation measures the efficiency of oxygen use by the brain.

Currently, catheters for measuring jugular venous oxygen saturation are inserted into the jugular vein in a cephalad (toward the head) direction, with an catheter accessing the jugular bulb. The cephalad method is complex, time-consuming and could lead to complications. Traditionally, anesthesiologists and critical care physicians use caudad (toward the feet) catheter insertion to access the central venous system. The fear of complications with introducing a catheter towards the brain has discouraged the clinicians in using this monitoring method.

A potential benefit that might be achieved after the development of this catheter will provide anesthesiologists a method for double catheterization (inserting both caudad and cephalad catheters) all within one catheter. In other words, this design provides for one catheter to monitor a patient's vital signs, as compared to using two catheters for the same meansurements.

This proposed catheter will give access to the blood exiting the brain that can which can help the anesthesiologist monitor brain metabolism and its byproducts. Such information is important to neuro-critical care units and intracranial vascular surgical procedures. This method has also been suggested for monitoring the brain in cardiac surgical procedures.


Prototype Development
---------------------

Our progress in the evaluation of this central line catheter is contingent on developing a prototype. This needs to be a working prototype that can be readily duplicated by a contract manufacturer at a reasonable price. In November, 2007, we signed a purchase order with Interplex Medical LLC of Midford, OH, to help us develop this working prototype. The terms of the purchase order require that we pay up to $25,000 for the development of a prototype catheter. Their engineers have begun the process to build this prototype. They are working closely with the physician inventor from the Cleveland Clinic. Our major hurdle in this evaluation is whether or not a working prototype can be built and can easily be replicated with a contract manufacturer. If a working prototype cannot be built, there would be no reason to proceed in attempting to bring this medical device to the market.

FDA Approval Process
--------------------

An investigational device exemption ("IDE") allows the investigational device to be used in a clinical study in order to collect safety and effectiveness data required to support a Premarket Approval ("PMA") application or a Premarket Notification submission to Food and Drug Administration ("FDA"). Clinical studies are most often conducted to support a PMA. Investigational use also includes clinical evaluation of certain modifications or new intended uses of legally marketed devices. All clinical evaluations of investigational devices, unless exempt, must have an approved IDE before the study is initiated. Clinical evaluation of devices that have not been cleared for marketing requires:

     o an IDE approved by an institutional review board (IRB). If the study involves a significant risk device, the IDE must also be approved by FDA;

     o  informed consent from all patients;

     o  labeling for investigational use only

     o  monitoring of the study and;

     o  required records and reports.

In order to conduct a significant risk device study, we must:

     o submit a complete IDE application to FDA for review and obtain FDA approval of the IDE;

     o submit the investigational plan and report of prior investigations and to the IRB at each institution where the investigation is to be conducted for review and approval; and

     o select qualified investigators, provide them with all necessary information on the investigational plan and report of prior investigations, and obtain signed investigator agreements from them.

Once an IDE application is approved, the following requirements must be met in order to conduct the investigation in compliance with the IDE regulation:

     o Labeling - The device must be labeled in accordance with the labeling provisions of the IDE regulation and must bear the statement "CAUTION Investigational Device. Limited by Federal (or United States) law to investigational use."

     o Distribution - Investigational devices can only be distributed to qualified investigators.

     o Informed Consent - Each subject must be provided with and sign an informed consent form before being enrolled in the study.

     o Monitoring - All investigations must be properly monitored to protect the human subjects and assure compliance with approved protocols.

     o Commercialization, promotion, and misrepresentation of an investigational device and prolongation of the study are prohibited.

     o Records and Reports - Sponsors and investigators are required to maintain specified records and make reports to investigators, IRBs, and FDA.


IVPSA Funding Requirements
--------------------------

IVPSA does not have the required capital or funding to complete this initial project. Management anticipates IVPSA will require at least $500,000 to complete to perform the required FDA studies and produce inventory. The Company has yet to source this funding.

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.


Competition
-----------

The medical device industry is highly competitive. Factors contributing to the industry's increasingly competitive market include regulatory changes, product substitution, technological advances, and the entrance of new competitors.

Most all of our competitors have significantly greater financial, marketing, other resources, and larger customer bases than we have and are more financially leveraged than we are. As a result, these competitors may be able to adapt changes in customer requirements more quickly; introduce new and more innovative products more quickly; better adapt to downturns in the economy or other decreases in sales; better withstand pressure for cancelled services, take advantage of acquisition and other opportunities more readily; devote greater resources to the marketing and sale of their products; and
adapt more aggressive pricing policies.   All of which may contribute to
intensifying competition and may affect our future revenue growth.


BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.


REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

The Cleveland Clinic has patent application process for the above mentioned catheter (US Patent Application # 60/797,433 entitled "Intra-jugular Catheter"). According to our Exclusive Option Agreement, title to all licensable technology, remain in the name of the Cleveland Clinic Foundation. We will assess the need for any copyright, trademark or patent applications on an ongoing basis as we obtain the rights to purchase technologies.


Need for Government Approval for our Services
---------------------------------------------

Overview. The development and commercialization of our products will be subject to extensive regulation in the United States by a number of regulatory authorities, including the United States Food and Drug Administration, and by comparable regulatory authorities in foreign countries. These regulatory authorities and other federal, state and local entities will regulate, among other things, the preclinical and clinical testing, safety, effectiveness, approval, manufacturing, labeling, packaging, export, storage, recordkeeping, adverse event reporting, and promotion and advertising of our products. We will require FDA approval of our products, including a review of the manufacturing processes and facilities used to produce our products, before we may market the products in the United States.

Medical Device Approval Process. Medical devices are regulated by the FDA according to their classification. The FDA classifies a medical device into one of three categories based on the device's risk and what is known about the device. The three categories are as follows:

     o Class I devices are generally lower risk products for which sufficient information exists establishing that general regulatory controls provide reasonable assurance of safety and effectiveness. Most class I devices are exempt from the requirement for premarket notification under section 510(k) of the Federal Food, Drug, and Cosmetic Act.
          FDA clearance of a premarket notification is necessary prior to marketing a non-exempt class I device in the United States.

     o Class II devices are devices for which general regulatory controls are insufficient to provide a reasonable assurance of safety and effectiveness and for which there is sufficient information to establish special controls, such as guidance documents or performance standards, to provide a reasonable assurance of safety and effectiveness. A 510(k) clearance is necessary prior to marketing a non-exempt class II device in the United States.

     o Class III devices are devices for which there is insufficient information demonstrating that general and special controls will provide a reasonable assurance of safety and effectiveness and which are life-sustaining, life-supporting or implantable devices, or devices posing substantial risk. Unless a device is a preamendments device that is not subject to a regulation requiring a Premarket Approval (PMA), the FDA generally must approve a PMA prior to the marketing of a class III device in the United States.

FDA clearance of medical devices is based on the Classification of the medical device. A Class II medical device requires a 510(k) clearance prior to marketing the device in the United States. Whereas, a Class III device requires Premarket Approval (PMA) prior to marketing the product in the United States. The 510(k) clearance differs from PMA approval in that 510k clearance does not require the submission and rigorous review of clinical trial data prior to the subject device to be cleared for use in the market. Devices applying for 510k clearance need only prove that the subject device be substantially equivalent to a legally marketed device that is not subject to PMA. A substantially equivalent device is marketed subject to the same regulatory controls as the device to which it is found to be substantially equivalent. The PMA process is expensive and uncertain. A PMA must be supported by valid scientific evidence which typically includes extensive data, including pre-clinical data and clinical data from well-controlled or partially controlled clinical trials, to demonstrate the safety and effectiveness of the device.

Management believes our potential catheter will be classified as a "Class-II" device, since it involves, a surgical procedure, which is routinely performed by anesthesiologists to utilize and is a substantially equivalent device currently being marketed. According to Title 21 CFR 880.5200 - Food and Drugs Part 880-General Hospital and Personal use devices, subpart F - General Hospital and Personal Use Therapeutic Devices, Class II devices include "An intravascular catheter is a device that consists of a slender tube and any necessary connecting fittings and that is inserted into the patient's vascular system for short term use (less than 30 days) to sample blood, monitor blood pressure, or administer fluids intravenously. The device may be constructed of metal, rubber, plastic, or a combination of these materials."

Whether or not a product is required to be approved before marketing, we must comply with strict FDA requirements applicable to devices, including quality system requirements pertaining to all aspects of our product design and manufacturing process, such as requirements for packaging, labeling, record keeping, including complaint files, and corrective and preventive action related to product or process deficiencies. The FDA enforces its quality system requirements through periodic inspections of medical device manufacturing facilities. In addition, Medical Device Reports must be submitted to the FDA to report an event or information that reasonably suggests that a device may have caused or contributed to a death or serious injury; or has malfunctioned and that the device or a similar device marketed by the same manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. Similar to adverse event reports applicable to drugs, medical device reports can result in agency action such as inspections, recalls, and patient/physician notifications, and are often the basis for agency enforcement actions. Because the reports are publicly available, they can also become the basis for private tort suits, including class actions.

Labeling and Advertising. The nature of marketing claims that the FDA will permit us to make in the labeling and advertising of our biologics and medical devices will be limited to those specified in an FDA approval and claims exceeding those that are approved will constitute a violation of the Federal Food, Drug, and Cosmetics Act. Violations of the Federal Food, Drug, and Cosmetics Act, Public Health Service Act, or regulatory requirements at any time during the product development process, approval process, or after approval may result in agency enforcement actions, including voluntary or mandatory recall, license suspension or revocation, premarket approval withdrawal, seizure of products, fines, injunctions, and/or civil or criminal penalties. Any agency enforcement action could have a material adverse effect on us.

The advertising of our products will also be subject to regulation by the Federal Trade Commission, under the FTC Act. The FTC Act prohibits unfair methods of competition and unfair or deceptive acts in or affecting commerce. Violations of the FTC Act, such as failure to have substantiation for product claims, would subject us to a variety of enforcement actions, including compulsory process, cease and desist orders, and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, and restitution. Violations of FTC enforcement orders can result in substantial fines or other penalties.


Employees
---------

We have no employees other than Mr. Jesky, our President. He plans to devote 5-10 hours per week of his time to our business. All functions including development, strategy, negotiations and clerical work is being provided by our sole officer/director on a voluntary basis, without compensation.

Description of Property
-----------------------

Our offices are currently located at 2235 E. Flamingo, Suite 114, Las Vegas, NV 89119. The office space is provided to the Company by our sole officer at no cost to the Company. This space consists of a unit within a larger commercial office building that is also used by unrelated businesses. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. Our officer will not seek reimbursement for past office expenses.


           Management's Discussion and Analysis or Plan of Operation
           ---------------------------------------------------------

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of IVPSA and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange

Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on becoming a medical device company, that licenses, develops, markets and sells medical device products through drug wholesalers, hospitals, clinic, and health maintenance organizations. We are developing these products by hiring the services outside contract manufacturing and testing facilities.

Results of Operations for Period Ending August 31, 2007

We earned no revenues since our inception on August 14, 2006 through November 30, 2007. We do not anticipate earning any significant revenues until such time as we can bring to the market a medical device product. We are presently in the development stage of our business and we can provide no assurance that we will be successful in developing any medical device products.

For the period inception through November 30, 2007, we generated no income. Since our inception on August 14, 2006 through November 30, 2007, we experienced a net loss of $(44,934). Our loss was attributed to organizational expenses and entering into a exclusive option agreement for a medical device. We anticipate our operating expenses will increase as we enhance our operations. The increase will be attributed to professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Revenues

We generated no revenues for the period from August 14, 2006 (inception) through November 30, 2007. We do not anticipate generating any revenues for at least 28 months.

Liquidity and Capital Resources

Our balance sheet as of November 30, 2007 reflects $0 assets and $ 0 liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $500,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Since the Company has no available funds, it needs financing now to move its business plan forward. Management believes that the Company would be in a better position to obtain funding if the Company were listed on the OTC-Bulletin. In an effort not to delay the implementation of the business plan, the sole officer/director has been donating monies to the Company. In November, 2007, he donated $5,000 to the Company in order to hire an outside engineer firm develop a central line catheter prototype. The prototype development phase initiated with Interplex Medical, LLC is expect to cost approximately $25,000, which is scheduled be completed in the next three months. In addition to the prototype develop costs, management must pay the necessary audit and legal fee to keep the Company full reporting. Therefore, based on the costs of developing a central line catheter prototype and keeping the Company fully reporting, the current burn rate is approximately $7,000 per month. This burn rate does not include the $25,000 catheter development fee to be paid to Interplex Medical LLC. As stated above, the funds to develop this prototype will be donated to the Company by the sole officer/director.

Additionally, our option agreement with the Cleveland Clinic is scheduled to expire on March 26, 2008. Prior to the expiration of this option agreement, we need to negotiate a License Agreement with terms and conditions generally agreeable to the Cleveland Clinic, and we must pay between $75,000 to $100,000 for a licensing agreement. If an agreement has not been reached by March 26, 2008, our agreement states that neither the Cleveland Clinic nor IVPSA Corporation shall have any further obligations under the agreement and the Cleveland Clinic shall be free to license any and all rights under the Licensable Technology to any third party without any further obligation to IVPSA Corporation. If we are unable to renew this option agreement and we are unable to identify a replacement product(s), such as another medical device or another business strategy, we would need to close our business operations.

Our sole officer/director has donated funds to maintain the operations of the Company. He plans to continue to donate funds in order to keep it fully reporting for the next twelve (12) months, without seeking reimbursement for funds donated. No agreement exists that our sole officer/director will continue to donate funds to the operations of the Company for the next twelve months; therefore, there is no guarantee that he will continue to do so in the future.


Plan of Operations

Our plan of operations for the next twelve months is to build a to develop and produce medical devices, utilizing the services outside contract manufacturing facilities.

It is our goal to develop and produce medical devices that we can distribute into the marketplace through medical supply wholesalers, hospitals and health maintenance organizations.

Listed below in chronological order are the events which in management's opinion should occur or the milestone's which in the management's opinion should reach in order for the Company to become profitable.


                          Expected manner
                          of occurrence or
                          method of                        Number of
                          achievement and                  months needed
    Event or Milestone    estimated expense                to accomplish
  --------------------------------------------------------------------------
1.    Identify            Seek agreements                  One is already
      potential medical   with inventors                   identified
      devices

2.    Business funded     Completion of offering           Following OTC-BB
                          ($500,000)                       listing

3.    Develop             Funds from offering              Within 3 mos. of
      prototype           ($25,000)                        funding

3.    Evaluate            Funds from offering              Within 5 mos. of
      prototype           ($10,000)                        funding

4.    Produce             Funds from offering              Within 8 mos. of
      working medical     ($120,000)                       funding
      device model

5.    Complete testing    Through consultants              Within 11 months
      for FDA             familiar with FDA                of funding
      submission          ($200,000)

6.    FDA Approval        Product clears FDA               Estimated to be
                          Regulations                      10-12 months

7     Produce             Outsourcing to                   2 months after
      inventory           contract manufacturers           FDA approval
                          ($30,000)

8.    Market Product      Build a customer base            4 months after
      to medical          ($50,000)                        FDA approval
      community


Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.


Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.


                             Legal Proceedings
                             -----------------

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

            Directors, Executive Officers, Promoters and Control Persons
            ------------------------------------------------------------

Directors and Executive Officers
--------------------------------

Our executive officers and directors and their respective ages as of June 14, 2007 are as follows:

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.


Name                         Age   Positions and Offices Held
---------------              ---   --------------------------
T. J. Jesky                  60    President, Secretary and Director

The business address for our officer/director is: c/o IVPSA Corporation, 2235 E. Flamingo, Suite 114, Las Vegas, NV 89119.

Set forth below is a brief description of the background and business experience of our sole officer/director.

Biography of T. J. Jesky, President/CFO/Secretary/Director
----------------------------------------------------------

The Company is managed by T. J. Jesky, who has 22-years experience in the pharmaceutical industry. He is a former Division Manager for Procter & Gamble Pharmaceuticals. He began his pharmaceutical career in 1973 with Norwich Pharmacal, whose headquarters were based in Norwich, New York. This company subsequently changed its name to Norwich Eaton, and in 1981 it was purchased by Procter & Gamble. Norwich Eaton subsequently changed its name to Procter & Gamble Pharmaceuticals. Mr. Jesky held various positions in the company, including but not limited to: District Manager, Key Account Manager, Hospital Manager, Region Manager, Division Manager for U.S., Canada and Puerto Rico. He resigned from Procter & Gamble in 1995. He became President, CEO and sole stockholder of Studebaker's, Inc. a restaurant/nightclub and real estate holding company in Arizona. He privately sold this business in 1997. In 1997 through 1998, he owned and operated a restaurant consulting business, named Ionosphere, Inc. In 1998, he resigned from the Company when it was acquired by Axonyx, Inc. which is currently trading on the NASDAQ National Market. From 1996 through 1999 he was President and Chairman of the Board of Boppers Holdings, Inc., a Nevada Corporation real estate business; he resigned from the Company when it was acquired by e-Smart Technologies, Inc. which is currently listed on the Pink Sheets. In August, 1998, Mr. Jesky founded Barrington Laboratories, Inc., he resigned from the Company when it was acquired by ModernGroove Entertainment, in January, 2001 and subsequently acquired by Immediatek, Inc. Immediatek is currently traded on the OTC-BB. From February, 2000 to March, 2007, he has
held the position as President/Director of Eaton Laboratories, Inc.   On
March 30, 3007, Eaton Laboratories was purchased by Hydrogen Hybrid Technologies and is currently traded on the OTC-BB under the stock symbol HYHY. From August 14, 2006 (inception) to present, he has held the position as President/Director of IVPSA Corporation. IVPSA Corporation was a subsidiary of Eaton Laboratories.

Education and Associations
--------------------------

Bachelor of Arts Degree in Marketing and Retailing from Bradley University, Peoria, IL, Graduated, May, 1969. Universidad Nacional Autonoma de Mexico, Mexico City, Mexico, Licenciado en Derecho, 1970. Associations: Foro Profecional de Abogados de Saltillo, A.C., Coahuila, Mexico; Colegio de Abogados de Laguna, A. C., Coahuila, Mexico.

Involvement in Certain Legal Proceedings
----------------------------------------

Our sole director, executive officer and control persons has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compensation
------------

We presently do not pay our officer/director any salary or consulting fee. We do not anticipate paying compensation to officers/directors until our Company can generate a profit on a regular basis.

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.


EXECUTIVE COMPENSATION
----------------------

Summary Compensation
---------------------

As a result of our the Company's current limited available cash, no officer or director received compensation since August 14, 2006 (inception) of the company through October 25, 2007. IVPSA has no intention of paying any salaries at this time. IVPSA intends to pay salaries when cash flow permits.

Stock Option Grants
-------------------

We did not grant any stock options to the executive officers or directors from inception through October 25, 2007.

Term of Office
--------------

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board of Directors
------------------------------------
Currently, we do not have any committees of the Board of Directors.

Director and Executive Compensation
-----------------------------------

We do not pay to our directors any compensation for serving as a director on our board of directors. We do not pay to our director or officer any salary or consulting fee.

Employment Agreements
---------------------

The Company currently does not have employment agreements with its executive officer. The executive officer/director of the Company has no plans to take any salary until the Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Equity Incentive Plan
---------------------

We have not adopted an equity incentive plan, and no stock options or similar instruments have been granted to any of our officers or directors.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee. Mr. T. J. Jesky is the board's financial expert member.


Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our sole officer/director.

         Security Ownership of Certain Beneficial Owners and Management
         --------------------------------------------------------------

The following table lists, as of October 25, 2007, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the U. S. Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the U. S. Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 10,873,750 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

The percentages below are calculated based on 10,873,750 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.


                                                     Amount
Title     Name and Address                           of shares      Percent
of        of Beneficial                              held by          of
Class     Owner of Shares         Position           Owner          Class(1)
----------------------------------------------------------------------------
Common     T. J. Jesky (2)        Pres./Director     4,000,000       36.7%
Common     Mark DeStefano (3)     Shareholder        3,500,000       32.2%
---------------------------------------------------------------------------
All Executive Officers, Directors
as a Group  (1 person)                               4,000,000       36.7%

(1) The percentages listed in the Percent of Class column are based upon 10,873,750 issued and outstanding shares of Common Stock.
(2)  T. J. Jesky, 2235 E. Flamingo, Suite 114, Las Vegas, NV 89119.
(3)  Mark DeStefano, 500 N. Rainbow, Suite 300, Las Vegas, NV  89107.


We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

              Certain Relationships and Related Transactions
              ----------------------------------------------

The company's sole officer/director has contributed office space for our use for all periods presented. There is no charge to us for the space. Our officer will not seek reimbursement for past office expenses.

Our officer/director can be considered a promoter of IVPSA Corporation in consideration of his participation and managing of the business of the company.

Through a Board Resolution, the Company hired the professional services of Moore & Associates, Chartered, Certified Public Accountants, to perform audited financials for the Company. Moore & Associates, Chartered own no stock in the Company. The company has no formal contracts with its accountants, they are paid on a fee for service basis.

From an historical perspective, Eaton Laboratories, the original parent of IVPSA Corporation was incorporated in February, 2000. The two major shareholders of Eaton Labs were T. J. Jesky and Mark DeStefano, who served as the officers/directors of Eaton Laboratories. Eaton formed IVPSA Corporation subsidiary in August, 2006, to develop medical devices. This Division was spun-off in November, 2006 when both companies were competing for funding to complete product development. On March 30, 2007, Eaton was subsequently acquired by Hydrogen Hybrid Technologies, Inc., a Canadian company that markets on-board hydrogen generating and injections systems for cars and light trucks. At that time, T. J. Jesky resigned from Eaton Laboratories and focused his efforts on IVPSA Corporation. Hydrogen Hybrid was not interested in Eaton's generic pharmaceutical product; therefore, Basic Services, Inc. was formed as a subsidiary of Eaton, and spun-off to continue with the research and development of generic pharmaceutical products. Mark DeStefano was sole officer/director of Basic Services. Basic Services did not have the resources to fully develop a Marketing Division, and felt it was in the best interest of its shareholders to spin-off a marketing subsidiary, which is now trading on the OTC-BB as Generic Marketing Services. Subsequently, on October 26, 2007, Basic Services was acquired by Adrenalina, a Florida LLC, and Mark DeStefano resigned from Basic Services, Inc. Neither Eaton Laboratories or Basic Services had any revenues before the changed-in-control transaction.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

                 Plan of Distribution and Selling Shareholders
                 ---------------------------------------------

The selling shareholders named in this prospectus are offering all of the 3,371,675 shares of common stock offered through this prospectus. The selling shareholders acquired the 3,373,750 3,371,675 shares of common stock offered through a spin-off stock dividend from Eaton Laboratories. We will not receive any proceeds from the resale of common stock by the selling stockholders. None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each upon completion of the offering; and
5.  the identity of the beneficial holder of any entity that owns the shares.


                                          Total        Total
                                          Number of    Shares
                                          Shares to    to be      Percent
                             Common       Be           Owned      Owned
                             Shares       Offered for  Upon       upon
                             Owned Prior  Selling      Completion completion
                             To this      Shareholder  of this    of this
Name of Selling Stockholder  Offering     Account(1)   Offering   Offering(2)
---------------------------  -----------  -----------  --------  ------------
Anderson, Dana                       100          100        100         Nil
Anderson, Eileen                     100          100        100         Nil
Barker, Bradford J.                  100          100        100         Nil
Berteyk, Bruce                       100          100        100         Nil
Berteyk, Jojo                        100          100        100         Nil
Bishop, Jacquelyn                    100          100        100         Nil
Bishop, Jamie                        100          100        100         Nil
Bolea, Alex                           50           50         50         Nil
Bolsa S.A. (3)                    56,000       56,000     56,000         Nil
Burch, Jeff T.                       100          100        100         Nil
Carlson, Daniel                      100          100        100         Nil
Casanovas, Ralph & Linald            750          750        750         Nil
Charles M & Annette M.               100          100        100         Nil
  Ferrall TTEE


                                        37



Chavez, Thomas                       100          100        100         Nil
Cigliano, Carol A.                   100          100        100         Nil
Clark, Mary A. &                     250          250        250         Nil
  Gillins, Michael L.
Colello, Anthony                     100          100        100         Nil
Deede, Brian                         100          100        100         Nil
Dillon, Raymond                      100          100        100         Nil
Dolores Estrada TTEE Rev. Trust    1,000        1,000      1,000         Nil
Eiden, Daniel M.                     100          100        100         Nil
Finkel, Bobbee                       100          100        100         Nil
Franzeo, Rocco                     5,000        5,000      5,000         Nil
Gaeghty, Joseph                      125          125        125         Nil
Gleason, Tim                         750          750        750         Nil
Green, Esther                        100          100        100         Nil
Green, Lamont                        100          100        100         Nil
Greenfelder, Cassi                   100          100        100         Nil
Greenfelder, Glen E.                 100          100        100         Nil
J. Gregorio Valencia Guitierrez  500,000      500,000    500,000       4.60%
Reynalda Gutierrez Ruiz          500,000      500,000    500,000       4.60%
Hale, Bernard F.                     100          100        100         Nil
Harper, John Dean                    100          100        100         Nil
Hegerty, Patrick D.                  100          100        100         Nil
Hehr, Amy                            100          100        100         Nil
Homes, Richard                       100          100        100         Nil
Jarvela, Keith                       100          100        100         Nil
Jesky, Joan                          100          100        100         Nil
Jesky, Richee                        100          100        100         Nil
Jesky, Rick                          100          100        100         Nil
Jimenez, Edward & Laura            1,000        1,000      1,000         Nil
Joyce, Patrick                       100          100        100         Nil
Kennedy, Jennifer J.                 100          100        100         Nil
King, Mike                           100          100        100         Nil
Kirk, Rose M.                        100          100        100         Nil
Kudrewicz, Richard                 2,500        2,500      2,500         Nil
Luna, Marcus A.                  500,000      500,000    500,000       4.60%
Luna, Maria E.                   500,000      500,000    500,000       4.60%
Luna, Moises R.                  500,000      500,000    500,000       4.60%
Macaraeg, Antonio                    100          100        100         Nil
Macaraeg, Constance                  100          100        100         Nil
Martin S. Wilner TTE               2,500        2,500      2,500         Nil
McGrath, Sherrie A.                  100          100        100         Nil
Mongan, Brenton                      100          100        100         Nil
Mongan, Sharon                       100          100        100         Nil
Moody, Jon T.                        100          100        100         Nil
Morales, Dennis                      100          100        100         Nil
Moroney, Brendan F.                  100          100        100         Nil
Mura, Marion                         100          100        100         Nil


                                        38



Narcross, David C.                   100          100        100         Nil
Natko, Peter M.                      100          100        100         Nil
Ortiz, Maurice                     2,500        2,500      2,500         Nil
Palacio, Gene                        100          100        100         Nil
Pavlowski, Laura                     100          100        100         Nil
Pearson, Jean                      5,000        5,000      5,000         Nil
Pegram, Billy M.                     100          100        100         Nil
Pegram, Howard E.                    100          100        100         Nil
St. Paul Venture Fund, LLC (4)    39,950       39,950     39,950         Nil
Paige, Michael                       500          500        500         Nil
Petas, R. S.                         100          100        100         Nil
Pike, Branden                        100          100        100         Nil
Pike, Linda                          100          100        100         Nil
Riddle, D.                         1,050        1,050      1,050         Nil
Rogers, Danyella                     100          100        100         Nil
Rohney, K                            200          200        200         Nil
Roth, Shannon                        100          100        100         Nil
San Nicholas, Inc. (5)           222,250      222,250    222,250        2.04%
Soehnlein, Mark                      100          100        100         Nil
Sutherland, Mary Ann               5,000        5,000      5,000         Nil
Trachtman, George                    100          100        100         Nil
Triax Capital Management, Inc.    17,500       17,500     17,500         Nil
Valencia, Elda M.                500,000      500,000    500,000        4.60%
Watkins, Angela                      100          100        100         Nil
Westenfield, Brian J.                100          100        100         Nil
Williams, Carl                       100          100        100         Nil
Williams, Laura S.                   100          100        100         Nil
Woolsey, Burke S.                  1,250        1,250      1,250         Nil
Wright, Douglas                      100          100        100         Nil
Zimmerman, Doreen E.                 100          100        100         Nil
Zimmerman, Edward C. III             250          250        250         Nil
Zimmerman, Edward C. Jr.             100          100        100         Nil

Totals:                        3,371,675    3,371,675  3,371,675

1) This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

2) The percentage is based on 10,873,750 common shares outstanding as of November 30, 2007.

3) Bolsa, S.A., Calle 72 Este, San Francisco, Edificio Torre Anfra, Panama City, Panama, David Gonzalez is the beneficial owner who has the ultimate voting control over the shares held by this entity.

4) St. Paul Venture Fund, EEC, 7900 International Dr., Suite 200, Bloomington, MN 55425, Marcus Luna, is beneficial owner who has the ultimate voting control over the shares held this entity.

5) San Nicholas, Inc., a Nevada Corporation, Escobedo 435 Ote., Torreon, Coah, Mexico Eva Esparza is the beneficial owner who has the ultimate voting control over the shares held by this entity.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

All of the selling shareholders:

1. have no had a material relationship with us other than as a shareholder at any time since our inception; or
2.  has ever been one of our officers or directors.
3.  are not broker-dealers or affiliates of broker-dealers

The 3,371,675 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o  privately-negotiated transactions;

o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o  a combination of any such methods of sale; and

o  any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule
144 under the Securities Act, if available, rather than under this Prospectus.

We currently lack a public market for our common stock. The shares of our common stock can be sold by the Selling Shareholders for the duration of this offering at a fixed price of $ 0.02 per share. If our shares are quoted on the OTC Bulletin Board, at that time, the selling shareholder will be able to sell their shares at prevailing market prices or privately negotiated prices. There are no assurance that our shares will ever be listed on the OTC Bulletin Board.

The offering price of the shares has been arbitrarily determined by us The Company is not selling any shares pursuant to this Registration Statement and is only registering the re-sale of securities previously purchased from us. We considered several factors in such determination, including the following: (a) our limited history of operations; (b) prospects for the industry in which we compete; (c) our existing capital structure; and (d) our ability to raise funds in the future. The public offering price of the shares does not bear any relationship to established valuation criteria and is not indicative of prices that may prevail in the future. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price higher than the offering price in this offering.

Market for Common Equity
------------------------

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The shares of our common stock can be sold by the Selling Shareholders for the duration of this offering at a fixed price of $ 0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;

2.  A price related to such prevailing market price of our common stock; or

3.  Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the U. S. Securities Act and the Exchange Act in the offer and sale of the common stock.


Selling Security Holders may be deemed to be an "underwriter"
-------------------------------------------------------------

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's.
The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales. Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the distribution to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
U. S. Securities and Exchange Commission registration fee       $    2
Legal fees and miscellaneous expenses*                          $1,500
Audit Fees                                                      $1,000
Printing*                                                       $  298
                                                                ------
                                                                ------
Total                                                           $2,800
                                                                ======

*Estimated Expenses.



                                    Dividend Policy
                                    ---------------

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

                                    Share Capital
                                    -------------

Transfer Agent

We are currently utilizing the services of Empire Stock Transfer, Inc., 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074, Telephone: 702-818-5898. Empire serves in the capacity as our transfer agent to have us track and facilitate the transfer of our stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever be
qualified for quotation on the OTC Bulletin Board.   We expect the
application process will not be approved until we receive a notice of
effectiveness for this Registration Statement.   We currently have no market
maker who is willing to list quotations for our securities.

DESCRIPTION OF SECURITIES

General
-------

Our authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share. At October 25, 2007, there were 10,873,750 common shares outstanding which were held by approximately one hundred (100) stockholders of record. There are 5,000,000 preferred shares authorized and none issued.

Common Stock
------------

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our By-laws do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Share Purchase Warrants
-----------------------

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options
-------

We have not issued and do not have outstanding any options to purchase shares Of our common stock.

Convertible Securities
----------------------

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Rule 144 Shares
---------------

Persons who are affiliates of IVPSA Corporation received restricted stock and their stock is not be registered as part of this Registration Statement.
They generally will be permitted to sell their shares of IVPSA Corporation Common Stock only pursuant to an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder. Affiliates include individuals or entities that control, are controlled by or are under common control with IVPSA Corporation, such as our directors and executive officers will have restricted stock in the Company. Approximately 7,500,000 shares of our common stock are held by affiliates after the completion of the spin-off.

As a result, IVPSA Corporation common stock received by IVPSA Corporation affiliates pursuant to the spin-off may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three-month period does not exceed the greater of one percent of the outstanding IVPSA Corporation common stock or the average weekly trading volume for IVPSA Corporation common stock during the preceding four-week period, and the securities are sold in "broker's transactions" and in compliance with certain notice provisions under Rule 144).

The Selling Shareholders are required to sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with Rule 144 of the Securities Act. In general, under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the Company's common stock then
outstanding;   or

2. the average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

The Over-the-Counter Bulletin Board is not an "automated quotation system" for purposes of Rule 144(e). As a consequence, the market-based volume limitation the rule allows for securities listed on an exchange is unavailable for securities quoted only over the Over-the-Counter Bulletin Board.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

According to U. S. Securities and Exchange Commission's view in Staff Legal Bulletin No. 4, when securities are received by shareholders in a spin-off, and there is a valid business purpose for a spin-off, these shares generally are not "restricted securities."

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.


                                   Legal Matters
                                   -------------

Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

                                     Experts
                                     -------

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of BioSecurity
Technologies in consideration of her participation and managing of the business of the company since its incorporation.


                  Indemnification for Securities Act Liabilities
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission. Thereafter, annual reports will be delivered to security holders as required or they will be available online.


                      Where You Can Find More Information
                      -----------------------------------

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS

                               IVPSA Corporation

                              FINANCIAL STATEMENTS
                               August 31, 2007
                               November 30, 2007



TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------

                                                                   PAGE
                                                                   ----
Year end August 31, 2007 Financials (audited):

Independent Auditors' Report                                       F-1a
Balance Sheets                                                     F-2a
Statements of Operations                                           F-3a
Statements of Changes in Stockholders' Equity                      F-4a
Statements of Cash Flows                                           F-5a
Notes to Financials                                                F-6a-11a


First Quarter end November, 2007 Financials (unaudited):

Balance Sheets                                                     F-1b
Statements of Operations                                           F-2b
Statements of Cash Flows                                           F-3b
Notes to Financials                                                F-4b-5b


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         -------------------------------------------------------

To the Board of Directors
IVPSA Corporation
 (A Development Stage Company)

We have audited the accompanying restated balance sheets of IVPSA Corporation (A Development Stage Company) as of August 31, 2007 and August 31, 2006, and the restated related statements of operations, stockholders' equity and cash flows for the years ended August 31, 2007 and August 31, 2006 and for the period from the date of inception (August 14, 2006) through August 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated financial statements referred to above present fairly, in all material respects, the financial position of IVPSA Corporation (A Development Stage Company) as of August 31, 2007 and August 31, 2006, and the restated related statements of operations, stockholders' equity and cash flows for the years ended August 31, 2007 and August 31, 2006 and for the period from the date of inception (August 14, 2006) through August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred operating losses since inception and has not established operations which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    February 21, 2008

              2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                      (702) 253-7499 Fax (702) 253-7501

                                        F-1a

                              IVPSA Corporation
                       (A Development Stage Company)
                                Balance Sheets
                     August 31, 2007 and August 31, 2006



Balance Sheets
                                              Restated
                                              August 31,     August 31,
                                                2007           2006
                                              ----------    -------------
Assets

Current assets:
   Cash and equivalents                       $         -   $          -
                                              -----------   -------------
     Total current assets                                              -

                                              $         -   $          -
                                              ===========   =============

Liabilities and Stockholders' Equity

Stockholders' equity:
   Preferred stock, $0.001 par value,
     5,000,000 shares authorized,
     none issued                                        -              -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, 10,873,750 shares and
     and 10,873,750 issued and outstanding
     as of 8/31/07 and 8/31/06 respectfully        10,873         10,873
   Additional paid-in capital                      28,061        (10,443)
   (Deficit) accumulated during development
    stage                                         (38,934)          (430)
                                              -----------   -------------
                                                        -   $          -
                                              ===========   =============


   The accompanying notes are an integral part of these financial statements.

                                     F-2a

                             IVPSA Corporation
                       (A Development Stage Company)
                          Statement of Operations
          For the years ended August 31, 2007 and August 31, 2006
    For the Period from August 14, 2006 (Inception) to August 31, 2007



Statement of Operations
                                                        Restated
                                    Restated            August 14,
                                  For the years            2006
                                 ended August 31,     (inception) to
                              ---------------------      August 31,
                                 2007       2006           2007
                            -----------  -----------   --------------
Revenue                     $         -   $        -  $           -
                            -----------  -----------   --------------

Expenses:

General and administrative
 expenses                        2,504             -          2,504
Option Contract                 36,000             -         36,000
Incorporating Expenses                           430            430
                                                      --------------
   Total expenses                                            36,430
                            -----------  -----------   --------------

Net income (loss)              (38,504)         (430)  $    (38,934)
                            ===========  ============  ==============

Weighted average number of
 common shares outstanding  10,873,750   10,873,750
                            ===========  ==========

Net income (loss) per share $    (0.00)  $   (0.00)
                            ===========  ==========


  The accompanying notes are an integral part of these financial statements.

                                      F-3a

                             IVPSA Corporation
                       (A Development Stage Company)
              Statements of Changes in Stockholders' Equity
    For the period August 14, 2006 (Date of Inception) to August 31, 2007




Statements of Changes in Stockholders' Equity

                                                     Restated
                                                    (Deficit)
                                          Restated   Accumulated  Restated
                          Common Stock   Additional  During        Total
                       ------------------ Paid-in   Development  Stockholders'
                         Shares   Amount  Capital    Stage        Equity
                       ---------- ------- -------- ---------- --------------
Donated capital                               430                       430

August 14, 2006
stock issued as
a dividend from
Eaton Laboratories     10,873,750  10,873  (10,873)                      -
                       ----------  ------   ------   -------  --------------
Net income (loss) for
the period ended
August 31, 2006                                                        (430)
                       ---------- ------- -------- ---------- ---------------
Balance,
August 31, 2006        10,873,750  10,873  (10,443)                      -
                       ========== ======= ======== ========== ===============

Donated capital                             38,504                    38,504

Net income (loss) for
the period ended
August 31, 2007                                       (38,504)       (38,504)
                       ---------- ------- -------- ----------- --------------

Balance,
August 31, 2007        10,873,750  10,873   38,934    (38,934)             -
                       ========== ======= ======== =========== ==============

  The accompanying notes are an integral part of these financial statements.

                                        F-4a

                             IVPSA Corporation
                       (A Development Stage Company)
                          Statement of Cash Flow
          For the years ended August 31, 2007 and August 31, 2006
     For the Period from August 14, 2006 (Inception) to August 31, 2007


Statement of Cash Flows
                                                                 Restated
                                            Restated             August 14,
                                          For the years            2006
                                         ended August 31,     (inception) to
                                      ---------------------      August 31,
                                          2007       2006           2007
                                     -----------  -----------   --------------
Cash flows from operating activities:
Net (loss)                            $(38,504)    $    (430) $    (38,934)

                                      ----------   ---------- -------------
Net cash provided by operating
  activities                           (38,504)         (430)      (38,934)
                                      ----------   ---------- -------------

Cash flows from financing activities:
Donated capital                         (38,504)         (430)      (38,934)
                                      ----------   ---------- -------------
Net cash provided by financing
  activities                           (38,504)         (430)      (38,934)
                                      ----------   ---------- -------------

Net increase (decrease) in cash                                          -
Cash - beginning                                                         -
                                      ----------   ---------- -------------
Cash - ending                         $       -    $       -  $          -
                                      ==========   ========== =============

Supplemental disclosures:
   Interest paid                      $       -    $       -  $          -
                                      ==========   ========== =============
   Income taxes paid                  $       -    $       -  $          -
                                      ==========   ========== =============

  The accompanying notes are an integral part of these financial statements.

                                      F-5a

                                IVPSA Corporation
                          (A Development Stage Company)
                          Notes to Financial Statements

NOTE 1.   General Organization and Business

The Company was organized August 14, 2006 (Date of Inception) under the laws of the State of Nevada, as IVPSA Corporation. The Company was incorporated as a wholly owned subsidiary of Eaton Laboratories, Inc., a Nevada corporation. Eaton Laboratories was incorporated February 2, 2002, and, at the time of spin off was listed on the Over the Counter Bulletin Board.

The directors of Eaton Laboratories approved a spin off its IVPSA subsidiary in the form of a stock dividend as of November 1, 2006 (the "Record Date"). The record shareholders of Eaton received one (1) unregistered common share, par value $0.001, of IVPSA Corporation common stock for every share of Eaton Laboratories common stock owned. The IVPSA Corporation stock dividend was based on 10,873,750 shares of Eaton common stock that were issued and outstanding as of the record date. Since IVPSA's business is related to developing medical devices and Eaton's business was related to developing generic pharmaceutical products, the Eaton directors decided it was in the best interest of Eaton and IVPSA's shareholders to spin off IVPSA to minimize any potential of conflict of interest, in accessing funding.

The spin-off transaction was accomplished by the distribution of certain intellectual property, representing industry contacts, a third party relationships and trade secrets. It did not include the transfer of any hard assets or liabilities. This spin off was valued at par value since the company holds no assets, is uncertain as to future benefit, the stock is not trading, and the company has not even received a stock symbol.

Eaton retained no ownership in IVPSA Corporation following the spin off. IVPSA Corporation is no longer a subsidiary of Eaton Laboratories.

The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company plans to develop and market medical devices.

NOTE 2.    Summary of Significant Accounting Practices

The Company has no cash assets or liabilities as of August 31, 2007. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.


                                       F-6a

                               IVPSA Corporation
                         (A Development Stage Company)
                         Notes to Financial Statements


NOTE 2.    Summary of Significant Accounting Practices (Continued)

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Revenue recognition
-------------------
The Company recognizes revenue on an accrual basis as it invoices for services.


Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company originally selected December 31 as its year-end. On August 15, 2007 the board of directors and majority of shareholders accepted a change of the year-end to August 31.

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.


                                      F-7a

                                IVPSA Corporation
                         (A Development Stage Company)
                         Notes to Financial Statements

NOTE 2.    Summary of Significant Accounting Practices (Continued)

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - Going concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. As shown in the accompanying financial statements, the Company is a development stage company with no history of operations, limited assets, and has incurred operating losses since inception. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional operating capital, commence operations, provide competitive services, and ultimately to attain profitability. The Company intends to acquire additional operating capital through equity offerings. There is no assurance that the Company will be successful in raising additional funds.

NOTE 4 - Stockholders' equity

The Company is authorized to issue 70,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

The Company was a subsidiary of Eaton Laboratories, Inc. On November 1, 2006, the record shareholders of Eaton received a spin off dividend of one
(1) common share, par value $0.001, of IVPSA Corporation common stock for every share of Eaton Laboratories common stock owned.

As of August 31, 2007, IVPSA Corporation has 10,873,750 of its common stock issued and outstanding and none of its preferred stock issued nor outstanding.

There have been no other issuances of common stock.


                                      F-8a

                                IVPSA Corporation
                          (A Development Stage Company)
                          Notes to Financial Statements



NOTE 5.   Related Party Transactions

The Company does not lease or rent any property. Office space is being provided by the Company's director on a rent free basis. The amount is not considered material to the financial statements. The Company believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The sole officer and director of the Company is not compensated for his services. The Company does not anticipate paying compensation to any officer/director until the Company can generate a profit on a regular basis. Further, the executive officer/director of the Company has no plans to take any salary until the Company can generate a profit on a regular basis.
There are no Employment Agreements in place, and the sole officer/director will not be compensated for services previously provided. He will receive no accrued remuneration.

The sole officer/director has donated funds to the operations of the Company, in order to keep it fully reporting and operational for the next twelve (12) months, without seeking reimbursement for funds donated. Since inception on August 14, 2006 through August 31, 2007, the officer/director of the Company has donated $38,934 to the Company.


NOTE 6.    Provision for Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.


                                       F-9a

                               IVPSA Corporation
                         (A Development Stage Company)
                         Notes to Financial Statements


NOTE 6.    Provision for Income Taxes  (Continued)


The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%

NOTE 7.   Operating Leases and Other Commitments

The Company has no lease or other obligations.


NOTE 8.  Option Agreement

On March 15, 2007, the Company paid a nonrefundable fee of $36,000 to enter into an Exclusive Option Agreement with the Cleveland Clinic, Cleveland, Ohio for twelve (12) months to investigate and conduct due diligence with respect to the commercial viability of a medical device prior to executing a formal License Agreement. This medical device consists of a central line catheter with the ability to access the jugular bulb. The nonrefundable fee of $36,000 was paid with donated funds from the Company by its sole officer. At the end of twelve months, this Exclusive Option Agreement can either be cancelled, extended or the Company can convert the Option Agreement to a License Agreement for a total not less than $75,000 nor more than $100,000;
and the Company shall be required to remit royalty payments to the Cleveland Clinic on a quarterly basis based on a percentage of net sales of this medical device subject to the license agreement of not less than 7.5% nor more than 15%.

NOTE 9.   Recent Pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

                                       F-10a

                               IVPSA Corporation
                         (A Development Stage Company)
                         Notes to Financial Statements

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

NOTE 10.  RESTATEMENT

We concluded that we should restate our audited financial statements for the year ended August 31, 2007 to correct errors in our Balance Sheet, Statement of Operations and Statement of Stockholders' Equity and Cash Flow Statements to accurately reflect our expenses for the year ending August 31, 2007. These corrections are now reflected in our restated financial statements.




                                     F-11a

                              IVPSA Corporation
                       (A Development Stage Company)
                                Balance Sheets
                   August 31, 2007 and November 30, 2007



Balance Sheets
                                             (unaudited)
                                             November 30,     August 31,
                                                 2007           2007
                                              ----------    -------------
Assets

Current assets:
   Cash and equivalents                       $         -   $          -
                                              -----------   -------------
     Total current assets                                              -

                                              $         -   $          -
                                              ===========   =============

Liabilities and Stockholders' Equity

Stockholders' equity:
   Preferred stock, $0.001 par value,
     5,000,000 shares authorized,
     none issued                                        -              -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, 10,873,750 shares
     and 10,873,750 issued and outstanding
     as of 11/30/07 and 8/31/07 respectfully       10,873         10,873
   Additional paid-in capital                      34,061         28,061
   (Deficit) accumulated during development
    stage                                         (44,934)       (38,934)
                                              -----------   -------------
                                                        -   $          -
                                              ===========   =============


   The accompanying notes are an integral part of these financial statements.

                                     F-1b

                             IVPSA Corporation
                       (A Development Stage Company)
                          Statement of Operations
    For the three months ended November 30, 2007 and November 30, 2006 For the Period from August 14, 2006 (Inception) to November 30, 2007
                                (unaudited)



Statement of Operations

                                                        August 14,
                              For the three months         2006
                               ended November 30,     (inception) to
                              ---------------------     November 30,
                                 2007       2006            2007
                            -----------  -----------   --------------
Revenue                     $         -  $        -    $           -
                            -----------  -----------   --------------

Expenses:

General and Administrative       5,000                         7,504
Option Contract                      -            -           36,000
Incorporating Expenses               -            -              430
                            -----------  -----------   --------------
   Total expenses                5,000            -           41,430
                            -----------  -----------   --------------

Net income (loss)           $   (5,000)  $        -    $     (44,934)
                            ===========  ===========   ==============

Weighted average number of
 common shares outstanding  10,873,750   10,873,750
                            ===========  ==========

Net income (loss) per share $    (0.00)  $   (0.00)
                            ===========  ==========


  The accompanying notes are an integral part of these financial statements.

                                      F-2b

                             IVPSA Corporation
                       (A Development Stage Company)
                          Statement of Cash Flow
    For the three months ended November 30, 2007 and November 30, 2006 For the Period from August 14, 2006 (Inception) to November 30, 2007
                               (unaudited)



Statement of Cash Flow

                                                                August 14,
                                      For the three months         2006
                                       ended November 30,     (inception) to
                                      ---------------------     November 30,
                                          2007        2006         2007
                                      ----------   ---------- -------------
Cash flows from operating activities:
Net (loss)                            $  (5,000)   $       -  $    (44,934)
                                      ----------   ---------- -------------
Net cash provided by operating
  activities                             (5,000)           -       (44,934)
                                      ----------   ---------- -------------

Cash flows from financing activities:
Donated capital                           5,000            -        44,934
                                      ----------   ---------- -------------
Net cash provided by financing
   activities                             5,000            -        44,934
                                      ----------   ---------- -------------

Net increase (decrease) in cash                                          -
Cash - beginning                                                         -
                                      ----------   ---------- -------------
Cash - ending                         $       -    $       -  $          -
                                      ==========   ========== =============

Supplemental disclosures:
   Interest paid                      $       -    $       -  $          -
                                      ==========   ========== =============
   Income taxes paid                  $       -    $       -  $          -
                                      ==========   ========== =============

  The accompanying notes are an integral part of these financial statements.

                                      F-3b

                             IVPSA Corporation
                       (A Development Stage Company)
                       Notes to Financial Statements

Note 1 - Basis of Presentation

The consolidated interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated interim financial statements be read in conjunction with the financial statements of the Company for the period ended August 31, 2007 and notes thereto included in the Company's SB-2/A Registration Statement. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.


Note 2 - Going concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at November 30, 2007, the Company has not recognized any revenues to date and has accumulated operating losses of approximately $(44,934) since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.



                                      F-4b

                             IVPSA Corporation
                       (A Development Stage Company)
                       Notes to Financial Statements


Note 3 - Related party transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.



                                      F-5b

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Indemnification Of Directors, Officers, Employees And Agents
------------------------------------------------------------

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution
-------------------------------------------

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Expenses:
                                                                Amount
                                                                ------
U. S. Securities and Exchange Commission registration fee       $    2
Legal fees and miscellaneous expenses*                          $1,500
Audit Fees                                                      $1,000
Printing*                                                       $  298
                                                                ------
Total                                                           $2,800
                                                                ======

*Estimated expenses


Recent Sales of Unregistered Securities
---------------------------------------

IVPSA Corporation was a wholly-owned subsidiary of Eaton Laboratories.
The shares of IVPSA Corporation were issued to each of Eaton's shareholders as a spin-off dividend of Eaton Laboratories, Inc. There have been no other issuances of stock.

                                   Exhibits
                                   --------

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1        Articles of Incorporation*           Previously filed
-------------------------------------------------------------------------
         3.2        Bylaws of the Registrant*            Previously filed
-------------------------------------------------------------------------
         5.1 Opinion of Thomas C. Cook, Esq.* Previously filed regarding the legality of the securities being registered
-------------------------------------------------------------------------
         5.2 Opinion of Thomas C. Cook, Esq.** Previously filed regarding the legality of the securities being registered
-------------------------------------------------------------------------
         5.3        Opinion of Thomas C. Cook, Esq.           This filing
                    regarding the legality of the
                    securities being registered
-------------------------------------------------------------------------
        10.1 Exclusive Option Agreement between* Previously filed IVPSA Corporation and the Cleveland
                    Clinic, dated March 15, 2007
-------------------------------------------------------------------------
        10.2        Purchase Order from Interplex             This filing
                    Medical LLC, dated Nov. 27, 2007
-------------------------------------------------------------------------
        23.1        Consent of Moore & Associates,       Previously filed
                    Chartered August 31, 2007
                    audit
-------------------------------------------------------------------------
        23.2 Consent of Thomas C. Cook, Esq.* Previously filed (included in Exhibit 5.1).
-------------------------------------------------------------------------
        23.3 Consent of Moore & Associates** Previously filed Chartered August 31, 2007 audit
-------------------------------------------------------------------------
        23.4        Consent of Moore & Associates        This filing
                    Chartered August 31, 2007
                    audit
-------------------------------------------------------------------------
        24.1 Power of Attorney (Contained on* Previously filed the signature page of this registration statement)
-------------------------------------------------------------------------

* Previously filed as an exhibit to the Company's Form SB-2 filed on October 30, 2007.

** Previously filed as an exhibit to the Company's Form SB-2 filed on December 19, 2007.

                                  UNDERTAKINGS
                                  ------------

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Pursuant to Rule 512(g)(2), of Regulation S-B, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

   (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;


  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

   (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.
    In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

7. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                POWER OF ATTORNEY
                                -----------------

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. J. Jesky, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for his and in her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  February 21, 2008       By:  /s/ T. J. Jesky
       -----------------       -------------------------------------------
                                        T. J. Jesky
                                        Title: President, Chief Executive
                                        Officer, Chief Financial Officer,
                                        Secretary and Director (Principal
                                        Executive, Financial, and Accounting
                                        Officer)

                                    Signatures
                                    ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1/A and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Henderson, Nevada on February 21, 2008.

                               IVPSA CORPORATION

                               By:  /s/ T. J. Jesky
                                    ---------------------------------------
                                        T. J. Jesky
                                        Title: President, Chief Executive
                                        Officer, Chief Financial Officer,
                                        Secretary and Director (Principal
                                        Executive, Financial, and Accounting
                                        Officer)

                                  EXHIBIT INDEX
                                  -------------
-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1        Articles of Incorporation*           Previously filed
-------------------------------------------------------------------------
         3.2        Bylaws of the Registrant*            Previously filed
-------------------------------------------------------------------------
         5.1 Opinion of Thomas C. Cook, Esq.* Previously filed regarding the legality of the securities being registered
-------------------------------------------------------------------------
         5.2 Opinion of Thomas C. Cook, Esq.** Previously filed regarding the legality of the securities being registered
-------------------------------------------------------------------------
         5.3        Opinion of Thomas C. Cook, Esq.           This filing
                    regarding the legality of the
                    securities being registered
-------------------------------------------------------------------------
        10.1 Exclusive Option Agreement between* Previously filed IVPSA Corporation and the Cleveland
                    Clinic, dated March 15, 2007
-------------------------------------------------------------------------
        10.2        Purchase Order from Interplex             This filing
                    Medical LLC, dated Nov. 27, 2007
-------------------------------------------------------------------------
        23.1        Consent of Moore & Associates,       Previously filed
                    Chartered August 31, 2007
                    audit
-------------------------------------------------------------------------
        23.2 Consent of Thomas C. Cook, Esq.* Previously filed (included in Exhibit 5.1).
-------------------------------------------------------------------------
        23.3 Consent of Moore & Associates** Previously filed Chartered August 31, 2007 audit
-------------------------------------------------------------------------
        23.4        Consent of Moore & Associates        This filing
                    Chartered August 31, 2007
                    audit
-------------------------------------------------------------------------
        24.1 Power of Attorney (Contained on* Previously filed the signature page of this registration statement)
-------------------------------------------------------------------------

* Previously filed as an exhibit to the Company's Form SB-2 filed on October 30, 2007.

** Previously filed as an exhibit to the Company's Form SB-2 filed on December 19, 2007.